Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary (Jurisdiction)	Ownership

IVANHOE ENERGY INTERNATIONAL INC. (B.V.I.)	100%

IVANHOE ENERGY HOLDINGS INC. (NEVADA)	100%
Ivanhoe Energy (USA) Inc. (Nevada)	100% (indirect	)
Ivanhoe Energy Petroleum Projects Inc. (Nevada)	100% (indirect	)
Ivanhoe Energy HTL Inc. (Nevada)	100% (indirect	)
Ivanhoe HTL Petroleum Ltd. (Nevada)	100% (indirect	)
Ivanhoe Energy HTL (USA) Inc. (Nevada & California)	100% (indirect	)

IVANHOE ENERGY INTERNATIONAL VENTURES INC. (BVI)	100%
Ivanhoe Energy (Middle East) Inc. (BVI)	100% (indirect	)
Energy Resources Development Japan Corporation (Japan)	99% (indirect	)
Ivanhoe Energy (Latin America) Inc. (BVI)	100% (indirect	)

SUNWING HOLDING CORPORATION (Barbados)	100%
Sunwing Energy Ltd. (Bermuda)	100% (indirect
Sunwing Zitong Energy Ltd. (BVI)	100% (indirect	)
Sunwing Management Limited (Hong Kong)	99% (indirect	)
Pan-China Resources Ltd. (BVI)	100% (indirect	)
Dagang Resources Ltd. (BVI)	100% (indirect	)
China Ivanhoe Energy Ltd. (BVI)	100% (indirect	)

IVANHOE ENERGY ADVISORY INC. (BVI)	100%

IVANHOE ENERGY LATIN AMERICA INC. (BC)	100%
Ivanhoe Energy Ecuador Inc. (BC)	100% (indirect	)

IVANHOE ENERGY MENA INC. (BC)	100%

IVANHOE ENERGY CANADA INC. (AB)	100%